Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-196470 on Form S-3 and in Registration Statement No. 333-190622 on Form S-8 of our reports dated March 16, 2015, relating to the consolidated financial statements and financial statements schedule of BioAmber Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of BioAmber Inc. for the year ended December 31, 2014.

/s/ Deloitte LLP1

Montreal, Canada

April 30, 2015

1	CPA auditor, CA, public accountancy permit No. A118581